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EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of Vote Power Corporation (the "Company") for the quarter ended June 30, 2005 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 22, 2005             By:  /S/ Bob Martyn
                                   -------------------------
                                   Bob Martyn
                                   President
                                   (principal executive officer)



Dated: August 22, 2005             By:  /S/ Inti Shaikh
                                   -------------------------
                                   Inti Shaikh
                                   Secretary/Treasurer and
                                   Chief Financial Officer
                                   (principal financial officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.